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                                                                EXHIBIT 10.3 (a)


                                 LOAN AGREEMENT


      This Agreement is entered into by and between SCHUFF STEEL COMPANY, an Arizona corporation ("Borrower") and Bank One, Arizona, NA, a national banking association ("Bank").

      Borrower has applied to Bank for a loan in the amount of $500,000.00. In consideration of Bank making said loan the Borrower hereby warrants and agrees as follows:

       1. THE LOAN. This loan shall be repaid in accordance with the terms of the promissory note(s) prepared by Bank and executed by Borrower. The purpose of this loan is to purchase equipment.

       2. BUSINESS ORGANIZATION. Borrower is a Corporation. The primary business operation of Borrower is STRUCTURAL STEEL ERECTION COMPANY. Borrower's form of organization and primary business operation shall remain the same during the term of this Agreement.

       3. COLLATERAL. As security for the loan the Borrower will provide the following collateral under duly executed security documents and agrees to be bound by the terms contained therein:

       S/A EQUIPMENT DTD 9/15/94

       4. NET WORTH. A minimum tangible net worth of $5,300,000.00 and a
minimum owner's equity of   *  % shall be maintained at all times so
long as the loan is outstanding, as determined in accordance with generally accepted accounting practices consistently applied. "Tangible net worth" shall mean the sum of the following, determined in accordance with generally accepted accounting practices and principles: capital, capital surplus and retained earning, less the sum of the value on the borrower's books of all intangible assets including but not limited to: goodwill, patents, franchises, trademarks, copyrights and the write-up in the book value of any assets resulting therefrom after acquisition. "Owner's equity" shall be defined and computed as "tangible net worth" (as herein defined) divided by total assets.

       5. NET WORKING CAPITAL. While the loan is outstanding, current assets
shall be maintained in excess of current liabilities by $  *   and a current
ratio of   *   :   *    shall be maintained and calculated by dividing current
assets by current liabilities, as determined in accordance with generally accepted accounting practices.

       6. INVESTMENT IN FIXED ASSETS. Acquisition or purchase of fixed assets shall not exceed $ N/A during any 12-month period, without prior consent of Bank.

       7. LEASING OF CAPITAL EQUIPMENT. No lease of personal property will be entered into which would cause Borrower's total rental obligations for personal property to exceed

* SEE ATTACH ADDENDUM

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$ N/A                              per fiscal year,
 ---------------------------------
without prior consent of Bank.

       8. SUBORDINATION OF EXISTING DEBT. The following indebtedness of Borrower will be subordinated to Bank's loan in a manner satisfactory to Bank:

                  NAME OF CREDITOR                                      AMOUNT
                  ----------------                                      ------

(a) N/A                                                           $N/A
(b)                                                               $
(c)                                                               $

       9. DIVIDENDS. No corporate dividends in excess of $ * shall be paid during any 12-month period, without prior consent of Bank.

       10. COMPENSATION. No annual salary, bonuses, withdrawals, or other compensation, in cash or otherwise, shall be paid in excess of the following limits to the persons indicated or to any other person.

                        NAME                                      ANNUAL AMOUNT

(a) N/A                                                           $N/A
(b)                                                               $
(c)                                                               $

       11. CHANGE OF OWNERSHIP. Borrower will not repurchase any company issued stock, buy out a Partnership interest or materially change ownership of the company without prior written consent of Bank.

      12. FINANCIAL STATEMENTS. Borrower will furnish Bank, no later than 90 days after the end of its fiscal year, financial statements which accurately reflect Borrower's assets, liabilities and net worth as of the end of the fiscal year and profit and loss statements for the fiscal year in such form and with such certifications as may be reasonably required by Bank. Borrower shall also furnish Bank MONTHLY (INSERT MONTHLY, QUARTERLY, SEMI-ANNUAL) financial statements, as previously defined, no later than 60 days after their preparation. Borrower shall furnish Bank the above statements and such other statements and reports containing such other information and with such certifications as Bank may reasonably require from time to time.

      13.   WARRANTIES AND COVENANTS.

              (a) Borrower warrants that all transactions with Bank, including the execution of all agreements and instruments by any representative on behalf of Borrower, are and will be duly authorized and that Bank may rely upon any statements and representations made by Borrower with respect to such authorizations.

              (b) Borrower warrants that all financial statements and other statements or reports given to Bank are and will be accurate.

              (c) Borrower will keep all books and records of the business on a consistent basis in accordance with generally accepted accounting practices and will permit a representative of Bank to examine and audit the books at such reasonable times as Bank may request.

              (d) Borrower will maintain executive and management personnel satisfactory to Bank.

              (e) Borrower will promptly inform Bank of any material litigation involving Borrower or of any other adverse matter which may occur, the effect of which may prejudice the payment of the loan.

              (f) Borrower will not, in the operation of the business, incur other indebtedness for borrowed money, or act as guarantor for any indebtedness of others or lend money, or encumber any of the assets of the business except to Bank. Borrower will not sell, transfer or assign any assets or engage in any other material transactions, except in the ordinary course of business.

              (g) Borrower will pay all current bills and obligations when due. Borrower will keep all permits and

* SEE ATTACHED ADDENDUM
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franchises necessary for the conduct of its business in force and effect and will keep all of its equipment, machinery and vehicles in good repair.

              (h) Borrower will maintain adequate fire, public liability and other hazard liability insurance. All policies covering property given as security for the loan(s) shall have a loss payable clause in favor of Bank.

              (i) This Agreement shall continue as long as the loan or any part thereof or any renewal or extension thereof remains unpaid.

              (j) No consent or waiver by the Bank of the terms of this Agreement shall be effective unless in writing. Time is of the essence of this Agreement. No waiver of any breach or default of Borrower shall be deemed a waiver of any breach or default thereafter occurring or a waiver of the time is of the essence provision. Failure of Bank to take steps to collect the indebtedness due it or to exercise its rights in the collateral shall not be a waiver of its right to take action at a subsequent date.

       14. DEFAULT. Any one of the following events shall constitute the default of Borrower under this loan and all collateral instruments securing the unpaid balance thereof:

              (a) Nonpayment of any installment of principal or interest when due.

              (b) Breach of any of Borrower's warranties or the making of any material misrepresentation.

              (c) Appointment of a receiver or trustee to take possession of the business or of any portion of the collateral and the continuance of such receiver or trustee in possession for a period of 10 days.

              (d) Petition by Borrower for reorganization or arrangement under the bankruptcy laws.

              (e) Attachment, garnishment, levy of execution, or judicial seizure of any portion of the collateral which is not dismissed or stayed within 10 days.

              (f) Insolvency of Borrower.

              (g) Discontinuance by Borrower of the business or abandonment of any substantial portion of Borrower's assets.

              If any event of default shall occur, the whole of the principal sum then remaining unpaid on all notes and other obligations to Bank, together with the interest thereon, shall become immediately due and payable at the election of Bank. If suit is instituted to collect the notes and other obligations, Borrower promises to pay, in addition to the costs and disbursements allowed by law, such additional sums as the court may award as attorney's fees.

       15. EXPENSES. Borrower shall reimburse Bank, upon demand, for all of Bank's direct expenses in connection with making any and all loans and the perfection of Bank's security interests.

       16. CONDITION OF BANK'S OBLIGATIONS. All agreements or commitments of Bank to make any loan or advance to Borrower are and will be subject to the following terms and conditions:

              (a) Due and punctual performance by Borrower of all of Borrower's agreements with Bank.

              (b) Correctness of all statements and representations by Borrower to Bank.

              (c) Execution and delivery by Borrower of all loan and security instruments in such form as Bank shall require.

              (d) Acceptance and approval by Bank of all collateral.

              (e) Payment by Borrower of any and all fees and charges specified by Bank.

              (f) Verification and approval of Borrower's credit.

              (g) No material adverse matter occurring.

       17. Any modification, waiver or other change of this agreement must be agreed to in writing.

ADDITIONAL PROVISIONS. See attached sheet for additional provisions incorporated by reference in this Agreement.


IN WITNESS WHEREOF, this Agreement is executed this 30th day of June, 1995.


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                                    BORROWER


                                    SCHUFF STEEL COMPANY, an Arizona corporation


                                    By: ________________________________________
                                         DAVID A. SCHUFF, CHAIRMAN


                                    By: ________________________________________
                                         SCOTT A. SCHUFF, PRESIDENT






BANK

BANK ONE, ARIZONA, NA


By: ____________________________________
      BRAD RICHARDS, VICE PRESIDENT



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                                   ADDENDUM TO
                                 LOAN AGREEMENT
      BETWEEN SCHUFF STEEL COMPANY, an Arizona corporation ("BORROWER") AND
                         BANK ONE, ARIZONA, NA ("BANK")
                               DATED JUNE 30, 1995


1. Section 4 of the Agreement is hereby modified to include as follows:

      a minimum Owner's Equity shall be maintained of the 21%, where "Owner's equity" "Owner's Equity Percentage" shall mean the results obtained by dividing (A) Tangible Net Worth (as herein defined) by (B) Borrower's Total Assets on a six month average.

2. Section 5 of the Agreement is modified to read in its entirety as follows:

      Net Working Capital. While the loan is outstanding, current assets shall be maintained in excess of current liabilities by $4,500,000.00 and a current ratio of 1.25:1.0 shall be maintained and calculated by dividing current assets by current liabilities after deducting short term advances to share holders. The outstanding balance on the $6,500,000.00 Revolving Line of Credit will be considered to be a current liability for the purpose of calculating both "Net working capital" and "Current ratio".

3. Section 12, paragraph 2 is hereby is deleted in its entirety and replaced with the following:

      Borrower will furnish Bank, annual financial statements of CPA Audited quality, and monthly financial statement of company prepared quality as outlined above. Borrower shall furnish such other information as Bank may reasonably require from time to time.

      Borrower will cause Related Entity, 19TH AVENUE/BUCHANAN LIMITED PARTNERSHIP ("BLP"), to furnish Bank: (A) as soon as available and in any event within ninety (90) days after the end of each fiscal year of BLP, financial statements which accurately reflect BLP assets, liabilities and net worth as of the end of the fiscal year and profit and loss statements for the fiscal year with the following certification requirement: CPA Compiled, (B) as soon as available and in any event within thirty (30) days of filing, a copy of BLP federal income tax return(s) for each year, together with all schedules and other documents filed with such returns.

      Borrower will cause Guarantor, David A. Schuff ( Nancy A.), to furnish
      Bank: (A) annual updated balance sheet in such form and with such certifications as may be reasonably required by Bank, and (B) within thirty (30) days of filing, a copy of such person's federal income tax return(s) for each calendar year, together with all schedules and other documents filed with such return.


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      Borrower will cause Guarantor, Scott A. Schuff, to furnish Bank: (A)
      annual updated balance sheet in such form and with such certifications as may be reasonably required by Bank, and (B) within thirty (30) days of filing, a copy of such person's federal income tax return(s) for each calendar year, together with all schedules and other documents filed with such return.

4. Section 14 of the Agreement is modified to include subsection (h) as follows:

      (h) An occurrence of any condition or event that is a default, designated as a default, an Event of Default in any other Loan Documents or any agreement, document or instrument relating to any other indebtedness of Borrower to Bank, the same shall be an event of default under this Agreement.

5. Section 18 of the Agreement is modified to read in its entirety as follows:

      Except for Permitted Payments and Distributions (defined below). Borrower shall not directly or indirectly (A) declare or pay any dividend or other distribution on or on account of any capital stock or other securities of Borrower. (B) pay any management fee. or (C) make any other payment or distribution to any stockholder in Borrower. "PERMITTED PAYMENTS AND DISTRIBUTIONS" means. (aa) dividends payable solely in shares of the common stock of Borrower. (bb) annual dividends not exceeding in any fiscal year borrower the aggregate amount of income taxes payable by the stockholders of Borrower during that fiscal year of Borrower on the income of Borrower as a Subchapter S corporation ("TAX DIVIDENDS"), (cc) payments, dividends, or other distributions at the times and in the amounts needed to pay the premiums on the two life insurance policies now in effect on the lives of David A. Schuff and Scott A. Schuff, each policy being in the face amount of $3,000,000, ("PREMIUM AMOUNTS"), and (dd) dividends or other distributions during each fiscal year of Borrower of no more than sixty percent (60%) of Residual Net Profits for the preceding fiscal year. In all events Borrower shall retain an not pay out or distribute forty percent (40%) of Residual Net Profits for each fiscal year of Borrower. "RESIDUAL NET PROFITS" means, for any fiscal year of Borrower, net profits of Borrower during the preceding fiscal year of Borrower determined according to generally accepted account principles, less Tax Dividends and Premium Amounts during the current fiscal year of Borrower.

DATED: JUNE 30, 1995

Bank:

BANK ONE, ARIZONA, NA

BY:__________________________________
      Brad Richards, Vice President

Borrower:

SCHUFF STEEL COMPANY, an Arizona corporation

By:__________________________________
Its:   President


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